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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement No. 333-48929 on Form N-1A of our report dated May 14, 2002 appearing in the March 31, 2002 Annual Report of Merrill Lynch Global Technology Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 23, 2002